Exhibit 99.1

FOR IMMEDIATE RELEASE:

For additional information contact:

Mark Root	Joseph Cormier
Executive Director, Corporate Communications	Vice President, Corporate Development
off: 703-218-8397; cell: 571-259-1169	703-218-8258
mark.root@mantech.com	joe.cormier@mantech.com

ManTech Names Major General James D. Bryan, U.S. Army (Ret.)

President of its Defense Systems Group

ManTech Senior Executive Vice President Major General Eugene C. Renzi, U.S. Army (Ret.) to focus on broader ManTech corporate mission

FAIRFAX, Virginia, January 15, 2008 — ManTech International Corporation (Nasdaq:MANT) has named Maj. Gen. James David Bryan, U.S. Army (Ret.), the former Sector Vice President, Executive Customer Relations for Global Defense C4I and Space, Northrop Grumman Corporation, as president of its Defense Systems Group. The Defense System’s Group is ManTech’s largest business unit and is an industry leader in providing worldwide technology support to the Department of Defense.

General Bryan will succeed Maj. Gen. Eugene C. Renzi, U.S. Army (Ret.), ManTech’s Senior Executive Vice President who will transition from President of ManTech’s Defense Systems Group to focus on the broader mission of ManTech.

“Gene Renzi has had an immeasurable impact on ManTech’s growth and success,” said George J. Pedersen, Chairman and Chief Executive Officer, ManTech International Corporation. “His integrity, his leadership, his devotion to the mission and to our country are unparalleled, and these qualities have helped shape our company, our philosophy and inspire our employees. We welcome his continued service to ManTech and thank him for his significant contributions.”

“Since joining ManTech in 1993, Gene Renzi has built our Defense Systems Group into one of the preeminent organizations providing mission-critical technology services and solutions to the Department of Defense,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “His remarkable accomplishments at ManTech followed a sterling, 32-year career in the U.S. Army where he received numerous awards and decorations. Recently, he was recognized for his successful military and civilian careers, and for his contributions to the community, when he was awarded the Distinguished Member of the Signal Regiments Award. From 2003 to 2006, Gene was Chairman of the Board of Directors of AFCEA International and is highly regarded for his leadership of that organization which represents the top government, industry and military professionals in the IT, communications intelligence field.”

“Dave Bryan is an ideal choice to take over our Defense Systems group, at a time when there is strong demand for their services and solid opportunities for continued growth,” said Mr. Pedersen. “He is considered one of the leading experts in the information technology aspects of Defense Transformation. In his past role as Vice Director of the Defense Information Systems Agency (DISA) and the Commander of the Joint Task Force for Computer Network Operations, he was at the leading edge of planning for future networks and systems to support the DOD and other government agencies. His accomplishments and the vision and leadership he has demonstrated in his career will be tremendous assets to ManTech.”

“Among Dave’s many successes in his career, he is credited with developing and implementing the most innovative overhaul of network operations doctrine in the history of the Department of Defense, which led to significant improvements in managing and securing the DOD Global Information Grid,” said Mr. Coleman. “These achievements and experiences will significantly add to our abilities to serve our customers throughout the federal government.”

Mr. Bryan began his career in 1970 as a signal officer in the Army. He later became commander of the 112th Special Operations Signal Battalion and 35th Airborne Signal Brigade. In 1998, as a Brigadier General, he became Director, Command, Control, Communication and Computer Systems, J-6, U.S. Pacific Command, Hawaii. In 2000, he was named Vice Director of DISA/Commander, Joint Task Force for Computer Network Operations and promoted to Major General.

Upon his retirement from the Army in 2004, General Bryan served as the Vice President, Defense Transformation and Deputy, Defense Enterprise Solutions Group, Northrop Grumman Information Technology and served in this capacity until his appointment as Sector Vice President in 2007.

He has a bachelor’s degree from Jacksonville State University and a master’s degree from North Carolina State University. He is an Honor Graduate of the Signal Officer Advance Course, and a graduate of the Army Command and General Staff College and the Army War College.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with more than 7,300 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The Company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 42 countries. In 2007, ManTech was named one of BusinessWeek.com’s fastest growing tech companies; to Business 2.0 magazine’s 100 Fastest Growing Technology Companies list for the second year in a row; to the Deloitte & Touche list of the 50 fastest growing technology companies in Virginia; and a GI Jobs magazine Top Ten Military Friendly Employer. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.